Exhibit 99.1

Now and in the future, you can have confidence in Nationwide®.

In response to the unprecedented events that occurred in the financial markets last week, we received many inquiries regarding our holdings in Lehman Brothers and AIG. This communication is our response to those inquires.

Nationwide Financial has diversified sources of earnings and cash flows, a strong balance sheet and a long history of maintaining a high quality investment portfolio that’s governed by a very sound and disciplined investment policy. With more than $110 billion in assets as of June 30, 2008, Nationwide Financial is one of the largest providers of financial services in the United States and is appropriately capitalized to serve the needs of our customers. The strength of our capital position is reflected by Nationwide Financial’s consolidated1 risk-based capital ratio (RBC), which we currently estimate to be approximately 575%, well in excess of that required to maintain our current financial strength ratings. While we are not immune to the market downturn, we do not expect that anything in the current environment will have a material impact on our ability to fulfill our financial obligations and pay claims across all business lines.

Three things to remember about Nationwide:

1. Nationwide’s financial strength ratings are strong

Here are our current ratings:

Ratings agency	Rating	Date issued	Date affirmed
Moody’s	Aa3	11-9-2000	August 15, 2008
Standard & Poor’s	AA-	7-25-2003	August 7, 2008[2]
AM Best	A+	10-17-2002	March 11, 2008

These ratings and rankings reflect Rating Agency assessment of the financial strength and claims-paying ability of Nationwide Life Insurance Company. They are not intended to reflect the investment experience or financial strength of any variable account, which is subject to market risk. Because the dates are only updated when there’s a change in the rating, the dates above reflect the most recent ratings we have received.

2. Risk management is one of Nationwide’s strengths

Our risk management capabilities have been rated as “strong” by third-party rating agency Standard & Poor’s, a rating only 8% of insurance companies share with us3

3. Nationwide has a diversified investment portfolio

Nationwide Financial has a high quality, diversified general account investment portfolio of $38 billion.4

Our direct holdings in Lehman Brothers and AIG represent less than 0.3% of our general account investment portfolio.5

On Your Side® service is our commitment.

In these times, we want you to have access to the information you need. Details about our investment portfolio are included in our periodic filings with the Securities and Exchange Commission, which is accessible on our investor relations website at www.nationwide.com. Other information or assistance can be provided through your investment professional, our Investor Service Center (you’ll need your account number and Social Security Number to set up access) or at 1-800-848-6331, Monday – Friday 8:00 a.m. to 8:00 p.m. Eastern time.

Thank you for placing your trust in Nationwide. We look forward to continuing to earn that trust for a long time to come.

[1]	Includes Nationwide Financial Services holding company

[2]

On March 10, 2008, Standard & Poor’s (S&P) placed Nationwide Financial Services (NFS), its subsidiaries and related securities on CreditWatch with negative implications following the announcement of Nationwide Mutual Insurance Co’s offer to acquire all outstanding shares of NFS common stock that it does not already own. According to S&P: “The CreditWatch reflects the lower financial strength ratings of the acquirer, as well as uncertainty regarding the potential effect on the capitalization of NFS and its subsidiaries, which has very strong capitalization that is supportive of the ratings.”

[3]	RatingsDirect report, “Nationwide Mutual Insurance Co. Intercompany Pool,” Standard & Poor’s, March 4, 2008 (affirmed August 8, 2008)
[4]	As of June 30, 2008.
[5]	Direct holdings in Lehman Brothers and AIG based on book value as of Sept. 12, 2008 and includes corporate bonds, equities and credit default swaps on Lehman and AIG.

©2008 Nationwide Mutual Insurance Company. All rights reserved. Nationwide Investment Services Corporation, member FINRA. In MI only: Nationwide Investment Svcs. Corporation. Home Office: One Nationwide Plaza, Columbus, OH 43215-2220.

NFW-1782AO    (09/09)

Forward-Looking Information

The information included herein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Nationwide Financial Services, Inc. and subsidiaries (NFS or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the following possibilities: (i) the possibility that the acquisition of the Company’s publicly held common shares by Nationwide Mutual Insurance Company will not close or that the closing will be delayed; (ii) the Company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company’s subsidiaries to pay such dividends; (iii) the potential impact on the Company’s reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the United States Securities and Exchange Commission or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements, restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments, and regulation changes resulting from industry practice investigations; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of DAC and/or value of business acquired, reduction in separate account assets or a reduction in the demand for the Company’s products; (xi) reduction in the value of the Company’s investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; (xii) general economic and business conditions that are less favorable than expected; (xiii) competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products; (xiv) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xv) settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet; (xvi) deviations from assumptions regarding future persistency, mortality (including as a result of the outbreak of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products; (xvii) adverse litigation results and/or resolution of litigation and/or arbitration, investigation and/or inquiry results that could result in monetary damages or impact the manner in which the Company conducts its operations; and (xviii) adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.